Exhibit 99.2

T2 Biosystems, Inc.

Risk Factors

Our business involves significant risks, some of which are described below. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations, cash flows, the trading price of our common stock and our growth prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to our Business and Strategy

We have incurred significant losses since inception and expect to incur losses in the future. We cannot be certain that we will achieve or sustain profitability.

We have incurred significant losses since inception through September 30, 2015 and expect to incur losses in the future. Our accumulated deficit as of September 30, 2015 was $136.9 million and we incurred net losses of $33.3 million for the nine months ended September 30, 2015, and $31.4 million and $20.6 million for the years ended December 31, 2014 and 2013, respectively. We expect that our losses will continue for at least the next several years as we will be required to invest significant additional funds toward the continued development and commercialization of our technology. We also expect that our selling, general and administrative expenses will continue to increase due to the additional costs associated with growing our sales and marketing infrastructure, expanding our manufacturing capabilities, obtaining regulatory clearance or approval for our products currently under development and the increased administrative and compliance costs associated with being a public company. Our ability to achieve or sustain profitability depends on numerous factors, many of which are beyond our control, including the market acceptance of our products and future product candidates, future product development, our ability to achieve marketing authorization from the FDA and international regulatory clearance for future product candidates, our ability to compete effectively against an increasing number of competitors and new products, and our market penetration and margins. We may never be able to generate sufficient revenue to achieve or sustain profitability.

We have a limited operating history and may face difficulties encountered by companies early in their commercialization in competitive and rapidly evolving markets.

We received marketing authorization from the FDA for the T2Dx Instrument and the T2Candida Panel on September 22, 2014 and began commercializing these products in the fourth quarter of 2014. Accordingly, we have a limited operating history upon which to evaluate our business and forecast our future sales and operating results. In assessing our business prospects, you should consider the various risks and difficulties frequently encountered by companies early in their commercialization in competitive and rapidly evolving markets, particularly companies that develop and sell medical devices. These risks include our ability to:

•                  implement and execute our business strategy;

•                  expand and improve the productivity of our sales and marketing infrastructure to grow sales of our products and product candidates;

•                  increase awareness of our brand;

•                  manage expanding operations;

•                  expand our manufacturing capabilities, including increasing production of current products efficiently while maintaining quality standards and adapting our manufacturing facilities to the production of new product candidates;

•                  respond effectively to competitive pressures and developments;

•                  enhance our existing products and develop new products;

•                  obtain and maintain regulatory clearance or approval to commercialize product candidates and enhance our existing products;

•                  effectively perform clinical trials with respect to our proposed products;

•                  attract, retain and motivate qualified personnel in various areas of our business; and

•                  implement and maintain systems and processes that are compliant with applicable regulatory standards.

Due to our limited operating history, we may not have the institutional knowledge or experience to be able to effectively address these and other risks that may face our business. In addition, we may not be able to develop insights into trends that could emerge and negatively affect our business and may fail to respond effectively to those trends. As a result of these or other risks, we may not be able to execute key components of our business strategy, and our business, financial condition and operating results may suffer.

Until we achieve scale in our business model our revenue will be primarily generated from the T2Dx Instrument and the T2Candida Panel, and any factors that negatively impact sales of these products may adversely affect our business, financial condition and operating results.

We began to offer our initial sepsis products for sale in the fourth quarter of 2014 and expect that we will be dependent upon the sales of these products for the majority of our revenue until we receive regulatory clearance or approval for our other product candidates currently in development.   Because we currently rely on a limited number of products to generate a significant portion of our revenue, any factors that negatively impact sales of these products, or result in sales of these products increasing at a lower rate than expected, could adversely affect our business, financial condition and operating results and negatively impact our ability to successfully launch future product candidates currently under development.

If T2MR, our T2Dx and T2Candida products or any of our other product candidates fail to achieve and sustain sufficient market acceptance, we will not generate expected revenue and our growth prospects, operating results and financial condition may be harmed.

The commercialization of T2MR, our T2Dx and T2Candida products and the future commercialization of our other product candidates in the United States and other jurisdictions in which we intend to pursue marketing authorization are key elements of our strategy. If we are not successful in conveying to hospitals that our current products and future product candidates provide equivalent or superior diagnostic information in a shorter period of time compared to existing technologies, or that these products and future product candidates improve patient outcomes or decrease healthcare costs, we may experience reluctance, or refusal, on the part of hospitals to order, and third-party payors to pay for performing a test in which our product is utilized. For example, the T2Candida Panel is labeled for the presumptive diagnosis of Candida infection. The results of the web-based survey we conducted of decision makers involved with laboratory purchasing may not be indicative of the actual adoption of T2Candida. In addition, our expectations regarding cost savings from using our products may not be accurate.

These hurdles may make it difficult to demonstrate to physicians, hospitals and other healthcare providers that our current diagnostic products and future product candidates are appropriate options for diagnosing sepsis and impaired hemostasis, may be superior to available tests and may be more cost-effective than alternative technologies. Furthermore, we may encounter significant difficulty in gaining inclusion in sepsis and hemostasis treatment guidelines, gaining broad market acceptance by healthcare providers, third-party payors and patients using T2MR and our related products and product candidates. Furthermore, healthcare providers may have difficulty in maintaining adequate reimbursement for sepsis treatment, which may negatively impact adoption of our products.

If we fail to successfully commercialize our products and product candidates, we may never receive a return on the significant investments in product development, sales and marketing, regulatory, manufacturing and quality assurance we have made and further investments we intend to make, and may fail to generate revenue and gain economies of scale from such investments.

If T2Lyme does not successfully identify Lyme disease in clinical patients, our future revenue could be negatively impacted.

We believe that the T2Lyme test panel will be able to rapidly identify the bacteria that cause Lyme disease directly from patients’ blood with similar limits of detection as our current sepsis test, T2Candida.  If T2Lyme does not successfully identify Lyme disease in clinical patients, the revenue opportunity for this product candidate could be limited or not realized at all.

We have limited experience in marketing and selling our products, and if we are unable to expand, manage and maintain our direct sales and marketing organizations, or otherwise commercialize our products, our business may be adversely affected.

Because we received FDA authorization to sell our initial sepsis products in the fourth quarter of 2014, we have limited experience marketing and selling our products. As of September 30, 2015, our direct sales organization, including marketing, consisted of 20 employees, having increased from 14 employees as of December 31, 2014.  Our financial condition and operating results are highly dependent upon the sales and marketing efforts of our sales and marketing employees.  If our sales and marketing efforts fail to adequately promote, market and sell our products, our sales may not increase at levels that are in line with our forecasts.

Our future sales growth will depend in large part on our ability to successfully expand the size and geographic scope of our direct sales force in the United States.  Accordingly, our future success will depend largely on our ability to continue to hire, train, retain and motivate skilled sales and marketing personnel.  Because the competition for their services is high, there is no assurance we will be able to hire and retain additional personnel on commercially reasonable terms.  If we are unable to expand our sales and marketing capabilities, we may not be able to effectively commercialize our products and our business and operating results may be adversely affected.

Outside of the United States, we expect to sell our products through distribution partners and there is no guarantee that we will be successful in attracting or retaining desirable distribution partners for these markets or that we will be able to enter into such arrangements on favorable terms. Distributors may not commit the necessary resources to market and sell our products effectively or may choose to favor marketing the products of our competitors. If distributors do not perform adequately, or if we are unable to enter into effective arrangements with distributors in particular geographic areas, we may not realize international sales and growth.

Our sales cycle is lengthy and variable and we have no sales history, which makes it difficult for us to forecast revenue and other operating results.

Our sales process involves numerous interactions with multiple individuals within an organization and often includes in-depth analysis by potential customers of our products, performance of proof-of-principle studies, preparation of extensive documentation and a lengthy review process. As a result of these factors and the budget cycles of our potential customers, the time from initial contact with a potential customer to our receipt of a purchase order from such potential customer, will vary significantly and could be up to 12 months or longer. Given the length and uncertainty of our anticipated sales cycle, we likely will experience fluctuations in our product sales on period-to-period basis. Expected revenue streams are highly dependent on hospitals’ adoption of our consumables-based business model, and we cannot assure you that our potential hospital clients will follow a consistent purchasing pattern. Moreover, it is difficult for us to forecast our revenue as it is dependent upon our ability to convince the medical community of the clinical utility and economic benefits of our products and their potential advantages over existing diagnostic tests, the willingness of hospitals to utilize our products and the cost of our products to hospitals.  In addition, we only recently started selling the T2Dx and T2Candida products and have no sales history to rely on when forecasting revenue and other operating results.

We may not be able to gain the ongoing support of leading hospitals and key thought leaders, or to continue the publication of the results of new clinical trials in peer-reviewed journals, which may make it difficult to establish T2MR as a standard of care and may limit our revenue growth and ability to achieve profitability.

Our strategy includes developing relationships with leading hospitals and key thought leaders in the industry. If these hospitals and key thought leaders determine that T2MR and related products are not clinically effective or that alternative technologies are more effective, or if we encounter difficulty promoting adoption or establishing T2MR as a standard of care, our revenue growth and our ability to achieve profitability could be significantly limited.

We believe that the successful completion of our pivotal T2Dx and T2Candida clinical trial, publication of scientific and medical results in peer-reviewed journals and presentation of data at leading conferences are critical to the broad adoption of T2MR. Publication in leading medical journals is subject to a peer-review process, and peer reviewers may not consider the results of studies involving T2MR sufficiently novel or worthy of publication.

If we are unable to successfully manage our growth, our business will be harmed.

During the past few years, we have significantly expanded our operations. We expect this expansion to continue to an even greater degree as we commercialize our initial sepsis products, continue to build a targeted sales force and as we seek marketing authorization from the FDA and international regulatory clearance of our future product candidates. Our growth has placed, and will continue to place, a significant strain on our management, operating and financial systems and our sales, marketing and administrative resources. As a result of our growth, operating costs may escalate even faster than planned, and some of our internal systems and processes, including those relating to manufacturing our products, may need to be enhanced, updated or replaced. Additionally, our anticipated growth will increase demands placed on our suppliers, resulting in an increased need for us to manage our suppliers and monitor for quality assurance.  If we cannot effectively manage our expanding operations, manufacturing capacity and costs, including scaling to meet increased demand and properly managing suppliers, we may not be able to continue to grow or we may grow at a slower pace than expected and our business could be adversely affected.

Our future capital needs are uncertain, and we may need to raise additional funds in the future.

We believe that our existing cash and cash equivalents will be sufficient to meet our anticipated cash requirements for at least the next 12 months. However, we may need to raise substantial additional capital to:

•                  expand our product offerings;

•                  expand our sales and marketing infrastructure;

•                  increase our manufacturing capacity;

•                  fund our operations; and

•                  continue our research and development activities.

Our future funding requirements will depend on many factors, including:

•                  our ability to obtain marketing authorization from the FDA and international regulatory clearance to market our future product candidates;

•                  market acceptance of our products and product candidates;

•                  the cost and timing of establishing sales, marketing and distribution capabilities;

•                  the cost of our research and development activities;

•                  the ability of healthcare providers to obtain coverage and adequate reimbursement by third-party payors for procedures using our products and product candidates;

•                  the cost and timing of marketing authorization or regulatory clearances;

•                  the cost of goods associated with our products and product candidates;

•                  the effect of competing technological and market developments; and

•                  the extent to which we acquire or invest in businesses, products and technologies, including entering into licensing or collaboration arrangements for products or technology.

We cannot assure you that we will be able to obtain additional funds on acceptable terms, or at all. If we raise additional funds by issuing equity or equity-linked securities, our stockholders may experience dilution. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may need to liquidate some or all of our assets or delay, reduce the scope of or eliminate some or all of our development programs.

If we do not have, or are not able to obtain, sufficient funds, we may be required to delay development or commercialization of our product candidates or license to third parties the rights to commercialize our product candidates or technologies that we would otherwise seek to commercialize ourselves. We also may need to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our operating results.

Our future success is dependent upon our ability to create and expand a customer base for our products in large hospitals.

We only recently began marketing our initial sepsis products to the approximately 450 leading hospitals in the United States in which the top one-third of patients highest at risk of suffering from sepsis are concentrated. We may not be successful in promoting adoption of our technologies in those targeted hospitals, which may make it difficult for us to achieve broader market acceptance of these products.

We utilize third-party, single-source suppliers for some components and materials used in our products and product candidates, and the loss of any of these suppliers could have an adverse impact on our business.

We rely on single-source suppliers for some components and materials used in our products and product candidates. Our ability to supply our products commercially and to develop any future products depends, in part, on our ability to obtain these components in accordance with regulatory requirements and in sufficient quantities for commercialization and clinical testing. While our suppliers have generally met our demand for their products on a timely basis in the past, we cannot assure that they will in the future be able to meet our demand for their products, either because we do not have long-term agreements with those suppliers, our relative importance as a customer to those suppliers, or their ability to produce the components used in our products.

While we believe replacement suppliers exist for all components and materials we obtain from single sources, establishing additional or replacement suppliers for any of these components or materials, if required, may not be accomplished quickly. Even if we are able to find a replacement supplier, the replacement supplier would need to be qualified and may require additional regulatory authority approval, which could result in further delay. While we seek to maintain adequate inventory of the single-source components and materials used in our products in the event of disruption, those inventories may not be sufficient.

If our third-party suppliers fail to deliver the required commercial quantities of materials on a timely basis and at commercially reasonable prices, and we are unable to find one or more replacement suppliers capable of production at a substantially equivalent cost in substantially equivalent volumes and quality on a timely basis, the continued commercialization of our products, the supply of our products to customers and the development of any future products would be delayed, limited or prevented, which could have an adverse impact on our business.

If we are unable to recruit, train and retain key personnel, we may not achieve our goals.

Our future success depends on our ability to recruit, train, retain and motivate key personnel, including our senior management, research and development, science and engineering, manufacturing and sales and marketing personnel. In particular, we are highly dependent on the management and business expertise of John McDonough, our President and Chief Executive Officer. We do not maintain fixed-term employment contracts or key man life insurance with any of our employees. Competition for qualified personnel is intense, particularly in the Boston, Massachusetts area. Our growth depends, in particular, on attracting, retaining and motivating highly trained sales personnel with the necessary scientific background and ability to understand our systems at a technical level. In addition, we may need additional employees at our manufacturing facilities to meet demand for our products as we scale up our sales and marketing operations. Because of the complex and technical nature of our products and the dynamic market in which we compete, any failure to attract, train, retain and motivate qualified personnel could materially harm our operating results and growth prospects.

If our diagnostics do not perform as expected, our operating results, reputation and business will suffer.

Our success will depend on the market’s confidence that our technologies can provide reliable, high-quality diagnostic results. We believe that our customers are likely to be particularly sensitive to any defects or errors in our products. If our technology fails to detect the presence of Candida or another bacterial pathogen and a patient subsequently suffers from sepsis, or if our technology fails to detect impaired hemostasis and a patient faces adverse consequences from the misdiagnosis, then we could face claims against us or our reputation could suffer as a result of such failures. The failure of our current products or planned diagnostic product candidates to perform reliably or as expected could significantly impair our reputation and the public image of our products, and we may be subject to legal claims arising from any defects or errors.

The diagnostics market is highly competitive. If we fail to compete effectively, our business and operating results will suffer.

While the technology of our products and product candidates is different than other products currently available, we compete with commercial diagnostics companies for the limited resources of our customers. In this regard, our principal competition is from a number of companies that offer platforms and applications in our target sepsis and hemostasis markets, most of which are more established commercial organizations with considerable name recognition and significant financial resources.

We compete with companies that currently provide traditional blood culture-based diagnostics , including Becton Dickinson & Co. and bioMerieux, Inc. In addition, companies offering post-culture species identification using both molecular and non-molecular methods include bioMerieux, Inc. (and its affiliate, BioFire Diagnostics, Inc.), Bruker Corporation, Nanosphere, Inc., Cepheid and Beckman Coulter, a Danaher company. In addition, there may be a number of new market entrants in the process of developing other post-blood culture diagnostic technologies that may be perceived as competitive with our technology, including Accelerate Diagnostics, Inc.

Most of our expected competitors are either publicly traded, or are divisions of publicly traded companies, and have a number of competitive advantages over us, including:

•                  greater name and brand recognition, financial and human resources;

•                  established and broader product lines;

•                  larger sales forces and more established distribution networks;

•                  substantial intellectual property portfolios;

•                  larger and more established customer bases and relationships; and

•                  better established, larger scale and lower-cost manufacturing capabilities.

We believe that the principal competitive factors in all of our target markets include:

•                  impact of products on the health of the patient;

•                  impact of the use of products on the cost of treating patients in the hospital;

•                  cost of capital equipment;

•                  reputation among physicians, hospitals and other healthcare providers;

•                  innovation in product offerings;

•                  flexibility and ease-of-use;

•                  speed, accuracy and reproducibility of results; and

•                  ability to implement a consumables-based model for panels.

We believe that additional competitive factors specific to the diagnostics market include:

•                  breadth of clinical decisions that can be influenced by information generated by diagnostic tests;

•                  volume, quality and strength of clinical and analytical validation data;

•                  availability of adequate reimbursement for testing services and procedures for healthcare providers using our products; and

•                  economic benefit accrued to hospitals based on the total cost to treat a patient for a health condition.

We cannot assure you that we will effectively compete or that we will be successful in the face of increasing competition from new products and technologies introduced by our existing competitors or new companies entering our markets. In addition, we cannot assure you that our future competitors do not have or will not develop products or technologies that enable them to produce competitive products with greater capabilities or at lower costs than our products and product candidates. Any failure to compete effectively could materially and adversely affect our business, financial condition and operating results.

Undetected errors or defects in our products or product candidates could harm our reputation, decrease market acceptance of our products or expose us to product liability claims.

Our products or product candidates may contain undetected errors or defects. Disruptions or other performance problems with our products or product candidates may damage our customers’ businesses and could harm our reputation. If that occurs, we may incur significant costs, the attention of our key personnel could be diverted or other significant customer relations problems may arise. We may also be subject to warranty and liability claims for damages related to errors or defects in our products or product candidates. A material liability claim or other occurrence that harms our reputation or decreases market acceptance of our products or product candidates could harm our business and operating results.

The sale and use of products or product candidates or services based on our technologies, or activities related to our research and clinical studies, could lead to the filing of product liability claims if someone were to allege that one of our products contained a design or manufacturing defect. A product liability claim could result in substantial damages and be costly and time consuming to defend, either of which could materially harm our business or financial condition. We cannot assure you that our product liability insurance would adequately protect our assets from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing insurance coverage in the future.

We may not be able to develop new product candidates or enhance the capabilities of our systems to keep pace with our industry’s rapidly changing technology and customer requirements, which could have a material adverse impact on our revenue, results of operations and business.

Our industry is characterized by rapid technological changes, frequent new product introductions and enhancements and evolving industry standards. Our success depends on our ability to develop new product candidates and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving the performance and cost-effectiveness of our existing product candidates. New technologies, techniques or products could emerge that might offer better combinations of price and performance than the products and systems that we plan to sell. Existing markets for our intended diagnostic product candidates are characterized by rapid technological change and innovation. It is critical to our success that we anticipate changes in technology and customer requirements and physician, hospital and healthcare provider practices and successfully introduce new, enhanced and competitive technologies to meet our prospective customers’ needs on a timely and cost-effective basis. At the same time, however, we must carefully manage our introduction of new products. If potential customers believe that such products will offer enhanced features or be sold for a more attractive price, they may delay purchases until such products are available. We may also have excess or obsolete inventory of older products as we transition to new products, and we have no experience in managing product transitions. If we do not successfully innovate and introduce new technology into our anticipated product lines or manage the transitions of our technology to new product offerings, our revenue, results of operations and business will be adversely impacted.

Competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We anticipate that we will face strong competition in the future as expected competitors develop new or improved products and as new companies enter the market with new technologies and products.

We are developing additional product candidates that we intend to be used with T2Dx, including T2Bacteria for the detection of certain strains of sepsis-causing bacteria and T2Lyme for the detection of certain strains of Lyme disease-causing bacteria. We are also developing T2Plex, which we previously referred to as T2Stat, to be used with our developmental T2HemoStat panel, which is designed to detect impaired hemostasis. We may have problems applying our technologies to these other areas and our new applications may not be as effective in detection as our initial applications. Any failure or delay in creating a customer base or launching new applications may compromise our ability to achieve our growth objectives.

Manufacturing risks may adversely affect our ability to manufacture products and could reduce our gross margins and negatively affect our operating results.

Our business strategy depends on our ability to manufacture and assemble our current and proposed products in sufficient quantities and on a timely basis so as to meet consumer demand, while adhering to product quality standards, complying with regulatory requirements and managing manufacturing costs. We are subject to numerous risks relating to our manufacturing capabilities, including:

•                  quality or reliability defects in product components that we source from third party suppliers;

•                  our inability to secure product components in a timely manner, in sufficient quantities or on commercially reasonable terms;

•                  our failure to increase production of products to meet demand;

•                  the challenge of implementing and maintaining acceptable quality systems while experiencing rapid growth;

•                  our inability to modify production lines to enable us to efficiently produce future products or implement changes in current products in response to regulatory requirements; and

•                  difficulty identifying and qualifying alternative suppliers for components in a timely manner.

These risks are likely to be exacerbated by our limited experience with our current products and manufacturing processes. As demand for our products increases, we will need to invest additional resources to purchase components, hire and train employees, and enhance our manufacturing processes and quality systems. If we fail to increase our production capacity efficiently while also maintaining quality requirements, our sales may not increase in line with our forecasts and our operating margins could fluctuate or decline. In addition, although we expect some of our product candidates to share product features and components with the T2Dx and T2Candida panel, manufacturing of these products may require the modification of our production lines, the hiring of specialized employees, the identification of new suppliers for specific components, or the development of new manufacturing technologies. It may not be possible for us to manufacture these products at a cost or in quantities sufficient to make these products commercially viable.  Any future interruptions we experience in the manufacturing or shipping of our products could delay our ability to recognize revenues in a particular quarter and could also adversely affect our relationships with our customers.

We currently develop, manufacture and test our products and product candidates and some of their components in two facilities. If these or any future facility or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any reason, our ability to continue to operate our business could be materially harmed.

We currently develop our diagnostic products and product candidates exclusively in a facility in Lexington, Massachusetts and manufacture and test some components of our products and product candidates in Wilmington, Massachusetts. If these or any future facility were to be damaged, destroyed or otherwise unable to operate, whether due to fire, floods, hurricanes, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, power outages, or otherwise, or if our business is disrupted for any other reason, we may not be able to develop or test our products and product candidates as promptly as our potential customers expect, or possibly not at all.

The manufacture of components of our products and product candidates at our Wilmington facility involves complex processes, sophisticated equipment and strict adherence to specifications and quality systems procedures. Any unforeseen manufacturing problems, such as contamination of our facility, equipment malfunction, or failure to strictly follow procedures or meet specifications, could result in delays or shortfalls in production of our products. Identifying and resolving the cause of any manufacturing issues could require substantial time and resources. If we are unable to keep up with future demand for our products by successfully manufacturing and shipping our products in a timely manner, our revenue growth could be impaired and market acceptance of our product candidates could be adversely affected.

We maintain insurance coverage against damage to our property and equipment, subject to deductibles and other limitations that we believe is adequate. If we have underestimated our insurance needs with respect to an interruption, or if an interruption is not subject to coverage under our insurance policies, we may not be able to cover our losses.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth materials.

T2MR relies, in part, on rare earth materials and products. For example, T2Dx utilizes magnets which are extracted from the earth. Although there are currently multiple suppliers for these rare earth materials, changes in demand for, and the market price of, these magnets could significantly affect our ability to manufacture our T2MR-based instruments and, consequently, our profitability. Rare earth minerals and product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, global and regional supply and demand for rare earth minerals and products, and the political and economic conditions of countries that produce rare earth minerals and products.

Provisions of our debt instruments may restrict our ability to pursue our business strategies.

Our credit facilities require us, and any debt instruments we may enter into in the future may require us, to comply with various covenants that limit our ability to, among other things:

•                  convey, lease, sell, transfer, assign or otherwise dispose of assets;

•                  change the nature or location of our business;

•                  complete mergers or acquisitions;

•                  incur indebtedness;

•                  encumber assets;

•                  pay dividends or make other distributions to holders of our capital stock (other than dividends paid solely in common stock);

•                  make specified investments;

•                  change certain key management personnel; and

•                  engage in material transactions with our affiliates.

These restrictions could inhibit our ability to pursue our business strategies. If we default under our credit facilities, and such event of default was not cured or waived, the lenders could terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn could result in cross defaults under other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under all of our outstanding debt instruments if some or all of these instruments are accelerated upon a default.

We may incur additional indebtedness in the future. The debt instruments governing such indebtedness could contain provisions that are as, or more, restrictive than our existing debt instruments. If we are unable to repay, refinance or restructure our indebtedness when payment is due, the lenders could proceed against the collateral granted to them to secure such indebtedness or force us into bankruptcy or liquidation.

As part of our current business model, we will seek to enter into strategic relationships with third parties to develop and commercialize diagnostic products.

We intend to enter into strategic relationships with third parties for future diagnostic products. However, there is no assurance that we will be successful in doing so. Establishing strategic relationships can be difficult and time-consuming. Discussions may not lead to agreements on favorable terms, if at all. To the extent we agree to work exclusively with a party in a given area, our opportunities to collaborate with others or develop opportunities independently could be limited. Potential collaborators or licensors may elect not to work with us based upon their assessment of our financial, regulatory or intellectual property position. Even if we establish new strategic relationships, they may never result in the successful development or commercialization of future products.

Acquisitions or joint ventures could disrupt our business, cause dilution to our stockholders and otherwise harm our business.

We may acquire other businesses, products or technologies as well as pursue strategic alliances, joint ventures, technology licenses or investments in complementary businesses. We have not made any acquisitions to date, and our ability to do so successfully is unproven. Any of these transactions could be material to our financial condition and operating results and expose us to many risks, including:

•                  disruption in our relationships with future customers or with current or future distributors or suppliers as a result of such a transaction;

•                  unanticipated liabilities related to acquired companies;

•                  difficulties integrating acquired personnel, technologies and operations into our existing business;

•                  diversion of management time and focus from operating our business to acquisition integration challenges;

•                  increases in our expenses and reductions in our cash available for operations and other uses;

•                  possible write-offs or impairment charges relating to acquired businesses; and

•                  inability to develop a sales force for any additional product candidates.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

Also, the anticipated benefit of any acquisition may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses or write-offs of goodwill, any of which could harm our financial condition. We cannot predict the number, timing or size of future joint ventures or acquisitions, or the effect that any such transactions might have on our operating results.

If treatment guidelines for sepsis change, or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA for our products.

If treatment guidelines for sepsis change, or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA for our products. For example, current treatment recommendations for Candida infections, including those published by the Infectious Diseases Society of America, call for identical treatment for two species of Candida, C. albicans and C. tropicalis, and identical treatment for two other species, C. glabrata and C. krusei. Although our T2Candida test is technically capable of distinguishing among these species, we have designed it based on current treatment guidelines and therefore it does not distinguish between two species if they are subject to the same recommended treatment. Our FDA authorization to market T2Dx and T2Candida in the United States is also based on current treatment guidelines. If treatment guidelines change so that different treatments become desirable for the two species currently subject to the same recommended treatment, the clinical utility of our T2Candida test could be diminished and we could be required to seek marketing authorization from the FDA for a revised test that would distinguish between the two species.

Our ability to use net operating losses to offset future taxable income may be subject to certain limitations.

As of December 31, 2014, we had federal net operating loss carryforwards, or NOLs, to offset future taxable income of $84.8 million, which are available to offset future taxable income, if any, through 2034. Under Section 382 of the Internal Revenue Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. We may have already experienced one or more ownership changes. Depending on the timing of any future utilization of our carryforwards, we may be limited as to the amount that can be utilized each year as a result of such previous ownership changes. In addition, future changes in our stock ownership, as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Internal Revenue Code. Our NOLs may also be impaired under similar provisions of state law. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

We face risks related to handling hazardous materials and other regulations governing environmental safety.

Our operations are subject to complex and stringent environmental, health, safety and other governmental laws and regulations that both public officials and private individuals may seek to enforce. Our activities that are subject to these regulations include, among other things, our use of hazardous materials and the generation, transportation and storage of waste. We may not be in material compliance with these regulations. Existing laws and regulations may also be revised or reinterpreted, or new laws and regulations may become applicable to us, whether retroactively or prospectively, that may have a negative effect on our business and results of operations. It is also impossible to eliminate completely the risk of accidental environmental contamination or injury to individuals. In such an event, we could be liable for any damages that result, which could adversely affect our business.

We expect to generate a portion of our future revenue internationally and are subject to various risks relating to our international activities which could adversely affect our operating results.

We believe that a portion of our future revenue will come from international sources as we implement and expand overseas operations. Engaging in international business involves a number of difficulties and risks, including:

•                  required compliance with existing and changing foreign healthcare and other regulatory requirements and laws, such as those relating to patient privacy or handling of bio-hazardous waste;

•                  required compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act and U.K. Bribery Act, data privacy requirements, labor laws and anti-competition regulations;

•                  export or import restrictions;

•                  various reimbursement and insurance regimes;

•                  laws and business practices favoring local companies;

•                  longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•                  political and economic instability;

•                  potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers;

•                  foreign exchange controls;

•                  difficulties and costs of staffing and managing foreign operations; and

•                  difficulties protecting or procuring intellectual property rights.

As we expand internationally, our results of operations and cash flows will become increasingly subject to fluctuations due to changes in foreign currency exchange rates. Our expenses are generally denominated in the currencies in which our operations are located, which is in the United States. If the value of the U.S. dollar increases relative to foreign currencies in the future, in the absence of a corresponding change in local currency prices, our future revenue could be adversely affected as we convert future revenue from local currencies to U.S. dollars.

If we dedicate resources to our international operations and are unable to manage these risks effectively, our business, operating results and prospects will suffer.

Our employees, independent contractors, principal investigators, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of fraud or other misconduct by our employees, independent contractors, principal investigators, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless or negligent failures to: comply with the regulations of the FDA and other similar foreign regulatory bodies; provide true, complete and accurate information to the FDA and other similar regulatory bodies; comply with manufacturing standards we have established; comply with healthcare fraud and abuse laws and regulations in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately, or disclose unauthorized activities to us. These laws may impact, among other things, our activities with principal investigators and research subjects, as well as our sales, marketing and education programs. In particular, the promotion, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. We currently have a code of conduct applicable to all of our employees, but it is not always possible to identify and deter employee misconduct, and our code of conduct and the other precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, individual imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Any of these actions or investigations could result in substantial costs to us, including legal fees, and divert the attention of management from operating our business.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology systems for significant elements of our operations, including the storage of data and retrieval of critical business information. We have installed, and expect to expand, a number of enterprise software systems that affect a broad range of business processes and functional areas, including systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations. These information technology systems may support a variety of functions, including laboratory operations, test validation, quality control, customer service support, billing and reimbursement, research and development activities and general administrative activities. Our clinical trial data is currently stored on a third party’s servers.

Information technology systems are vulnerable to damage from a variety of sources, including network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology systems, failures or significant downtime of our information technology systems or those used by our third-party service providers could prevent us from conducting our general business operations. Any disruption or loss of information technology systems on which critical aspects of our operations depend could have an adverse effect on our business. Further, we store highly confidential information on our information technology systems, including information related to clinical data, product designs and plans to create new products. If our servers or the servers of the third party on which our clinical data is stored are attacked by a physical or electronic break-in, computer virus or other malicious human action, our confidential information could be stolen or destroyed.

Risks Related to Government Regulation and Diagnostic Product Reimbursement

Approval and clearance by the FDA and foreign regulatory authorities for our diagnostic tests takes significant time and requires significant research, development and clinical study expenditures and ultimately may not succeed.

The medical device industry is regulated extensively by governmental authorities, principally the FDA and corresponding state regulatory agencies. The regulations are very complex and are subject to rapid change and varying interpretations. Regulatory restrictions or changes could limit our ability to carry on or expand our operations or result in higher than anticipated costs or lower than anticipated sales. The FDA and other U.S. governmental agencies regulate numerous elements of our business, including:

•                  product design and development;

•                  pre-clinical and clinical testing and trials;

•                  product safety;

•                  establishment registration and product listing;

•                  labeling and storage;

•                  marketing, manufacturing, sales and distribution;

•                  pre-market clearance or approval;

•                  servicing and post-market surveillance;

•                  advertising and promotion; and

•                  recalls and field safety corrective actions.

Before we begin to label and market our product candidates for use as clinical diagnostics in the United States, we are required to obtain clearance from the FDA under Section 510(k) of the Federal Food, Drug and Cosmetic Act, approval of a de novo reclassification petition for our product, or approval of pre-market approval, or PMA, application from the FDA, unless an exemption from pre-market review applies. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. The PMA pathway requires an applicant to demonstrate the safety and effectiveness of the device based, in part, on extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. However, some devices are automatically subject to the PMA pathway regardless of the level of risk they pose because they have not previously been classified into a lower risk class by the FDA. Manufacturers of these devices may request that FDA review such devices in accordance with the de novo classification procedure, which allows a manufacturer whose novel device would otherwise require the submission and approval of a PMA prior to marketing to request down-classification of the device on the basis that the device presents low or moderate risk. If the FDA agrees with the down-classification, the applicant will then receive approval to market the device. This device type can then be used as a predicate device for future 510(k) submissions. The process of obtaining regulatory clearances or approvals, or completing the de novo classification process, to market a medical device can be costly and time consuming, and we may not be able to successfully obtain pre-market reviews on a timely basis, if at all.

We received pre-market clearance for our T2Dx instrument and T2Candida test panel under the de novo application procedure in September 2014. From time to time, we may make modifications to these products that may require a new 510(k).  Based on non-binding communications from the FDA, we expect the T2Bacteria panel to be eligible for a 510(k) submission.

If the FDA requires us to go through a lengthier, more rigorous examination for our future product candidates than we had expected, our product introductions or modifications could be delayed or canceled, which could cause our launch to be delayed or, in the future, our sales to decline. In addition, the FDA may determine that our product candidates require the more costly, lengthy and uncertain PMA process.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

•                  we may not be able to demonstrate to the FDA’s satisfaction that our product candidates are safe and effective, sensitive and specific diagnostic tests, for their intended users;

•                  the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and

•                  the manufacturing process or facilities we use may not meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products under development or impact our ability to modify our currently approved or cleared products on a timely basis. For example, in response to industry and healthcare provider concerns regarding the predictability, consistency and rigor of the 510(k) regulatory pathway, the FDA initiated an evaluation of the program, and in January 2011, announced several proposed actions intended to reform the review process governing the clearance of medical devices. The FDA intends these reform actions to improve the efficiency and transparency of the clearance process, as well as bolster patient safety. In addition, as part of the Food and Drug Administration Safety and Innovation Act, or

FDASIA, Congress reauthorized the Medical Device User Fee Amendments with various FDA performance goal commitments and enacted several “Medical Device Regulatory Improvements” and miscellaneous reforms which are further intended to clarify and improve medical device regulation both pre- and post-approval.

Any delay in, or failure to receive or maintain, clearance or approval for our product candidates could prevent us from generating revenue from these product candidates and adversely affect our business operations and financial results. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could affect the perceived safety and efficacy of our products and product candidates and dissuade our customers from using our products and product candidates.

Obtaining FDA clearance, de novo down classification, or approval for diagnostics can be expensive and uncertain, and generally takes from several months to several years, and generally requires detailed and comprehensive scientific and clinical data. Notwithstanding the expense, these efforts may never result in FDA clearance. Even if we were to obtain regulatory clearance, it may not be for the uses we believe are important or commercially attractive, in which case we would not be permitted to market our product for those uses.

Even if granted, a 510(k) clearance, de novo down classification, or PMA approval for any future product would likely place substantial restrictions on how our device is marketed or sold, and the FDA will continue to place considerable restrictions on our products and operations. For example, the manufacture of medical devices must comply with the FDA’s Quality System Regulation, or QSR. In addition, manufacturers must register their manufacturing facilities, list the products with the FDA, and comply with requirements relating to labeling, marketing, complaint handling, adverse event and medical device reporting, reporting of corrections and removals, and import and export. The FDA monitors compliance with the QSR and these other requirements through periodic inspections. If our facilities or those of our manufacturers or suppliers are found to be in violation of applicable laws and regulations, or if we or our manufacturers or suppliers fail to take satisfactory corrective action in response to an adverse inspection, the regulatory authority could take enforcement action, including any of the following sanctions:

•                  untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•                  customer notifications or repair, replacement, refunds, detention or seizure of our products;

•                  operating restrictions or partial suspension or total shutdown of production;

•                  refusing or delaying requests for 510(k) marketing clearance or PMA approvals of new products or modified products;

•                  withdrawing 510(k) marketing clearances or PMA approvals that have already been granted;

•                  refusing to provide Certificates for Foreign Government;

•                  refusing to grant export approval for our products; or

•                  pursuing criminal prosecution.

Any of these sanctions could impair our ability to produce our products and product candidates in a cost-effective and timely manner in order to meet our customers’ demands, and could have a material adverse effect on our reputation, business, results of operations and financial condition. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

Sales of our diagnostic products and product candidates outside the United States are subject to foreign regulatory requirements governing clinical studies, vigilance reporting, marketing approval, manufacturing, product licensing, pricing and reimbursement. These regulatory requirements vary greatly from country to country. As a result, the time required to obtain approvals outside the United States may differ from that required to obtain FDA clearance and we may not be able to obtain foreign regulatory approvals on a timely basis or at all. Clearance by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure clearance or approval by regulatory authorities in other countries or by the FDA. Foreign regulatory authorities could require additional testing. Failure to comply with these regulatory requirements, or to obtain required clearances or approvals, could impair our ability to commercialize our diagnostic products and product candidates outside of the United States.

Modifications to our products, if cleared or approved, may require new 510(k) clearances or pre-market approvals, or may require us to cease marketing or recall the modified products until clearances are obtained.

Any modification to a device authorized for marketing that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new 510(k) clearance or, possibly, approval of a PMA. The FDA requires every manufacturer to make this determination in the first instance, but the FDA may review any manufacturer’s decision. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications or PMAs for modifications to previously cleared products for which we conclude that new clearances or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties.

Furthermore, the FDA’s ongoing review of the 510(k) program may make it more difficult for us to make modifications to any products for which we obtain clearance, either by imposing more strict requirements on when a manufacturer must submit a new 510(k) for a modification to a previously cleared product, or by applying more onerous review criteria to such submissions. For example, in accordance with FDASIA, the FDA was obligated to prepare a report for Congress on the FDA’s approach for determining when a new 510(k) will be required for modifications or changes to a previously cleared device. The FDA recently issued this report and indicated that manufacturers should continue to adhere to the FDA’s 1997 Guidance on this topic when making a determination as to whether or not a new 510(k) is required for a change or modification to a device. However, the practical impact of the FDA’s continuing scrutiny of the 510(k) program remains unclear.

A recall of our products, either voluntarily or at the direction of the FDA, or the discovery of serious safety issues with our products that leads to corrective actions, could have a significant adverse impact on us.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Under the FDA’s medical device reporting regulations, we are required to report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Repeated product malfunctions may result in a voluntary or involuntary product recall. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new approvals or clearances for the device before we may market or distribute the corrected device. Seeking such approvals or clearances may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties, or civil or criminal fines. We may also be required to bear other costs or take other actions that may have a negative impact on our sales as well as face significant adverse publicity or regulatory consequences, which could harm our business, including our ability to market our products in the future.

Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, would require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

We may rely on third parties to conduct future studies of our product candidates that may be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.

We may rely on third parties, including medical investigators, to conduct such studies. Our reliance on these third parties for clinical development activities will reduce our control over these activities. These third parties may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. If applicable, our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain marketing authorization from the FDA or regulatory clearance for our product candidates.

Our future customers are highly dependent on payment from third-party payors, and inadequate coverage and/or inadequate reimbursement for diagnostic tests using our technology or for procedures using our products and product candidates and the commercial success of our diagnostic products and product candidates would be compromised.

Successful commercialization of our diagnostic products and product candidates depends, in large part, on the extent to which the costs of our products and product candidates purchased by our customers are reimbursed, either separately or through bundled payment, by third-party private and governmental payors, including Medicare, Medicaid, managed care organizations and private insurance plans. There is significant uncertainty surrounding third-party coverage and reimbursement for the use of tests that incorporate new technology, such as T2MR.  There may be significant delays in obtaining coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA or comparable foreign regulatory authorities

Hospitals, clinical laboratories and other healthcare provider customers that may purchase our products and product candidates, if approved, generally bill various third-party payors to cover all or a portion of the costs and fees associated with diagnostic tests, including the cost of the purchase of our products and product candidates. We currently expect that the majority of our diagnostic tests will be performed in a hospital inpatient setting, where governmental payors, such as Medicare, generally reimburse hospitals a single bundled payment that is based on the patients’ diagnosis under a classification system known as the Medicare severity diagnosis-related groups, classification for all items and services provided to the patient during a single hospitalization, regardless of whether our diagnostic tests are performed during such hospitalization. To the extent that our diagnostic tests will be performed in an outpatient setting, our products and product candidates may be eligible for separate payment, for example, under the Clinical Laboratory Fee Schedule using existing Current Procedural Terminology codes. Third-party payors may deny coverage, however, if they determine that the diagnostic tests using our products are not cost-effective compared to the use of alternative testing methods as determined by the payor, or is deemed by the third-party payor to be experimental or medically unnecessary. Even if third-party payors make coverage and reimbursement available, such reimbursement may not be adequate or these payors’ reimbursement policies may have an adverse effect on our business, results of operations, financial condition and cash flows.  In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our product candidates to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained.

Government authorities and other third-party payors are developing increasingly sophisticated methods of controlling healthcare costs, such as by limiting coverage and the amount of reimbursement for various products.  Our customers’ access to adequate coverage and reimbursement for inpatient procedures using our products and product candidates by government and private insurance plans is central to the acceptance of our products. We cannot predict at this time the adequacy of payments, whether made separately in an outpatient setting or with a bundled payment amount in an inpatient setting. We may be unable to sell our products on a profitable basis if third-party payors deny coverage or reduce their current levels of payment, or if our costs of production increase faster than increases in reimbursement levels.

In many countries outside of the United States, various coverage, pricing and reimbursement approvals are required. We expect that it will take several years to establish broad coverage and reimbursement for testing services based on our products with payors in countries outside of the United States, and our efforts may not be successful.

We may be subject to federal and state healthcare fraud and abuse laws and other federal and state healthcare laws applicable to our business activities. If we are unable to comply, or have not complied, with such laws, we could face substantial penalties.

Our operations are, and will continue to be, directly or indirectly subject to various federal and state fraud and abuse laws, including, without limitation, the federal and state anti-kickback statutes, physician payment transparency laws and false claims laws. These laws impact, among other things, our sales and marketing and education programs and require us to implement additional internal systems for tracking certain marketing expenditures and reporting them to government authorities. In addition, we may be subject to patient data privacy and security regulation by both the federal government and the states in which we conduct our business. The healthcare laws and regulations that may affect our ability to operate include:

•                  the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly or willfully soliciting, receiving, offering or paying any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, in return for or to induce either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or services for which payment may be made, in whole or in part, under a federal healthcare program such as the Medicare and Medicaid programs;

•                  federal false claims laws, including the federal civil False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from or approval by a governmental payor program that are false or fraudulent;

•                  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which established additional federal crimes for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or making materially false statements in connection with the delivery of or payment for healthcare benefits, items or services;

•                  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and imposes obligations, including mandatory contractual terms, on certain types of people and entities regarding the security and privacy of protected health information;

•                  the Physician Payments Sunshine Act under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, ACA, which requires manufacturers of drugs, devices, biologicals, and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, with specific exceptions, to report annually to the CMS information related to payments and other transfers of value to physicians and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members; and

•                  state or foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require manufacturers to report information related to payments and other transfers of value to physicians, hospitals and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent healthcare reforms have strengthened these laws. For example, the ACA, among other things, amends the intent requirement of the federal anti-kickback statute. A person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to commit a violation. The ACA also codified case law by amending the False Claims Act, such that violations of the federal Anti-Kickback Statute are now deemed violations of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, the curtailment or restructuring of our operations, the exclusion from participation in federal and state healthcare programs and individual imprisonment, any of which could adversely affect our ability to operate our business and our results of operations.

Healthcare policy changes, including legislation reforming the United States healthcare system, may have a material adverse effect on our financial condition and results of operations.

The ACA, enacted in March 2010, makes changes that are expected to significantly impact the pharmaceutical and medical device industries and clinical laboratories. Since 2013, certain medical device manufacturers have had to pay an excise tax in an amount equal to 2.3% of the price for which such manufacturer sells its medical devices. The excise tax applies to our T2Dx Instrument and T2Candida Panel and we expect that it will apply to some or all of our product candidates.

The ACA also mandates a reduction in payments for clinical laboratory services paid under the Medicare Clinical Laboratory Fee Schedule, or CLFS, of 1.75% for the years 2011 through 2015 and a productivity adjustment to the CLFS, further reducing payment rates. Some commercial payors are guided by the CLFS in establishing their reimbursement rates. Clinicians may decide not to order clinical diagnostic tests if third-party payments are inadequate, and we cannot predict whether third-party payors will offer adequate reimbursement for procedures utilizing our products and product candidates to make them commercially attractive. To the extent that the diagnostic tests using our products and product candidates are performed on an outpatient basis, these or any future proposed or mandated reductions in payments under the CLFS may apply to some or all of the clinical laboratory tests that our diagnostics customers may use our technology to deliver to Medicare beneficiaries and may indirectly reduce demand for our diagnostic products and product candidates.

Other significant measures for our industry contained in the ACA include coordination and promotion of research on comparative clinical effectiveness of different technologies and procedures; initiatives to revise Medicare payment methodologies, such as bundling of payments across the continuum of care by providers and physicians; and initiatives to promote quality indicators in payment methodologies. The ACA also includes significant new fraud and abuse measures, including required disclosures of certain financial arrangements with physician customers, lower thresholds for violations and increasing potential penalties for such violations. In addition, the ACA establishes an Independent Payment Advisory Board, or IPAB, to reduce the per capita rate of growth in Medicare spending. The IPAB has broad discretion to propose policies to reduce healthcare expenditures, which may have a negative impact on payment rates for services, including our tests. The IPAB proposals may impact payments for clinical laboratory services that our diagnostics customers use our technology to deliver beginning in 2016, and for hospital services beginning in 2020, and may indirectly reduce demand for our diagnostic products and product candidates. To the extent that the reimbursement amounts for sepsis decrease, it could adversely affect the market acceptance and hospital adoption of our technologies.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs, including reductions of Medicare payments to providers of up to 2% per fiscal year effective April 1, 2013. Due to subsequent legislative amendments, these reductions will stay in effect through 2024 unless additional Congressional action is taken. Further, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

The full impact on our business of the ACA and the other new laws is uncertain. Nor is it clear whether other legislative changes will be adopted or how such changes would affect our industry generally or our ability to successfully commercialize our products and product candidates. Changes in healthcare policy, such as the creation of broad test utilization limits for diagnostic products in general or requirements that Medicare patients pay for portions of clinical laboratory tests or services received, could substantially impact the sales of our tests, increase costs and divert management’s attention from our business. Such co-payments by Medicare beneficiaries for laboratory services were discussed as possible cost savings for the Medicare program as part of the debt ceiling budget discussions in mid-2011 and may be enacted in the future. In addition, sales of our tests outside of the United States will subject us to foreign regulatory requirements, which may also change over time.

We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or in countries outside of the United States in which we may do business, or the effect any future legislation or regulation will have on us. The taxes imposed by the new federal legislation and the expansion in government’s effect on the United States healthcare industry may result in decreased profits to us, lower reimbursements by payors for our products and/or product candidates or reduced medical procedure volumes, any of which may adversely affect our business, financial condition and results of operations.

Risks Related to Intellectual Property

If we are unable to protect our intellectual property effectively, our business would be harmed.

We rely on patent protection as well as trademark, copyright, trade secret protection and confidentiality agreements to protect the intellectual property rights related to our proprietary technologies. The strength of patents in our field involves complex legal and scientific questions. Uncertainty created by these questions means that our patents may provide only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. We own or exclusively license over 25 issued U.S. patents and another approximately 25 pending U.S. patent applications, including provisional and non-provisional filings. We also own or license approximately 50 pending or granted counterpart applications worldwide. If we fail to protect our intellectual property, third parties may be able to compete more effectively against us and we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.

We cannot assure you that any of our currently pending or future patent applications will result in issued patents with claims that cover our products and technologies in the United States or in other foreign countries, and we cannot predict how long it will take for such patents to be issued. Further, issuance of a patent is not conclusive as to its inventorship or scope, and there is no guarantee that our issued patents will include claims that are sufficiently broad to cover our technologies or to provide meaningful protection of our products from our competitors. Further, we cannot be certain that all relevant prior art relating to our patents and patent applications has been found. Accordingly, there may be prior art that can invalidate our issued patents or prevent a patent from issuing from a pending patent application, at all or with claims that have a scope broad enough to provide meaningful protection from our competitors.

Even if patents do successfully issue and even if such patents cover our products and technologies, we cannot assure you that other parties will not challenge the validity, enforceability or scope of such issued patents in the United States and in foreign countries, including by proceedings such as re-examination, inter-partes review, interference, opposition, or other patent office or court proceedings. Moreover, we cannot assure you that if such patents were challenged in court or before a regulatory agency that the patent claims will be held valid, enforceable, or be sufficiently broad to cover our technologies or to provide meaningful protection from our competitors. Nor can we assure you that the applicable court or agency will uphold our ownership rights in such patents. Accordingly, we cannot guarantee that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge to our patents could result in the unenforceability or invalidity of such patents, or narrowing of claim scope, such that we could be deprived of patent protection necessary for the successful commercialization of our products and technologies, which could adversely affect our business.

Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property, provide exclusivity for our products and technologies or prevent others from designing around our claims. Others may independently develop similar or alternative products and technologies or duplicate any of our products and technologies. These products and technologies may not be covered by claims of issued patents owned by our company. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business. In addition, competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of the protections provided by our intellectual property rights. If our intellectual property, including licensed intellectual property, does not adequately protect our market position against competitors’ products and methods, our competitive position could be adversely affected, as could our business.

Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product or product candidate under patent protection could be reduced. Since patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we were the first to make the inventions covered by our pending patent applications, or that we were the first to file any patent application related to a product or product candidate. Furthermore, if third parties have filed such patent applications, an interference proceeding in the United States can be initiated by a third party to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. In addition, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however the life of a patent, and the protection it affords, is limited.

Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the non-patented intellectual property related to our technologies to third parties, and there is no guarantee that we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

We depend on certain technologies that are licensed to us. We do not control the intellectual property rights covering these technologies and any loss of our rights to these technologies or the rights licensed to us could prevent us from selling our products.

We are a party to a number of license agreements under which we are granted rights to intellectual property that is important to our business and we expect that we may need to enter into additional license agreements in the future. We rely on these licenses in order to be able to use various proprietary technologies that are material to our business, including an exclusive license to patents and patent applications from Massachusetts General Hospital, or MGH, and non-exclusive licenses from other third parties related to materials used currently in our research and development activities, and which we use in our commercial activities. Our rights to use these technologies and employ the inventions claimed in the licensed patents are subject to the continuation of and our compliance with the terms of those licenses. Our existing license agreements impose, and we expect that future license agreements will impose on us, various diligence obligations, payment of milestones or royalties and other obligations. If we fail to comply with our obligations under these agreements, or we are subject to a bankruptcy, the licensor may have the right to terminate the license, in which event we would not be able to market products covered by the license.

As we have done previously, we may need to obtain licenses from third parties to advance our research or allow commercialization of our products and technologies, and we cannot provide any assurances that third-party patents do not exist which might be enforced against our current products and technologies or future products in the absence of such a license. We may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products and technologies, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties or other forms of compensation.

In some cases, we do not control the prosecution, maintenance, or filing of the patents that are licensed to us, or the enforcement of these patents against infringement by third parties. Some of our patents and patent applications were not filed by us, but were either acquired by us or are licensed from third parties. Thus, these patents and patent applications were not drafted by us or our attorneys, and we did not control or have any input into the prosecution of these patents and patent applications either prior to our acquisition of, or entry into a license with respect to, such patents and patent applications. With respect to the patents we license from MGH, although we have rights under our agreement to provide input into prosecution and maintenance activities, and are actively involved in such ongoing prosecution, MGH retains ultimate control over such prosecution and maintenance. We therefore cannot be certain that the same attention was given, or will continue to be given, to the drafting and prosecution of these patents and patent applications as we may have exercised if we had control over the drafting and prosecution of such patents and patent applications, or that we will agree with decisions taken by MGH in relation to ongoing prosecution activities. We also cannot be certain that drafting or prosecution of the patents and patent applications licensed to us have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents. Further, as MGH retains the right to enforce these patents against third-party infringement, we cannot be certain that MGH will elect to enforce these patents to the extent that we would choose to do so, or in a way that will ensure that we retain the rights we currently have under our license with MGH. If MGH fails to properly enforce the patents subject to our license in the event of third-party infringement, our ability to retain our competitive advantage with respect to our products and product candidates may be materially affected.

In addition, certain of the patents we have licensed relate to technology that was developed with U.S. government grants. Federal regulations impose certain domestic manufacturing requirements and other obligations with respect to some of our products embodying these patents.

Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•                  the scope of rights granted under the license agreement and other interpretation-related issues;

•                  whether, and the extent to which, our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•                  our right to sublicense patent and other rights to third parties under collaborative development relationships;

•                  our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products and technologies, and what activities satisfy those diligence obligations; and

•                  the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected products and technologies.

We may be involved in lawsuits to protect or enforce our patents and proprietary rights, to determine the scope, enforceability and validity of others’ proprietary rights, or to defend against third-party claims of intellectual property infringement, any of which could be time-intensive and costly and may adversely impact our business or stock price.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the medical device and diagnostics industries, including patent infringement lawsuits, interferences, oppositions and inter partes review proceedings before the U.S. Patent and Trademark Office, or U.S. PTO, and corresponding foreign patent offices. While we have not received notices of claims of infringement or misappropriation or misuse of other parties’ proprietary rights in the past, we may from time to time receive such notices in the future. Some of these claims may lead to litigation. Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, methods of manufacture or methods of use of our products and technologies. Because patent applications can take many years to issue, third parties may have currently pending patent applications which may later result in issued patents that our products and technologies may infringe, or which such third parties claim are infringed by the use of our technologies. We cannot assure you that we will prevail in such actions, or that other actions alleging misappropriation or misuse by us of third-party trade secrets or infringement by us of third-party patents, trademarks or other rights, or challenging the validity of our patents, trademarks or other rights, will not be asserted against us.

Litigation may be necessary for us to enforce our patent and proprietary rights or to determine the scope, enforceability or validity of the proprietary rights of others. There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the medical diagnostics industry. Third parties may assert that we are employing their proprietary technology without authorization. Many of our competitors have significantly larger and more mature patent portfolios than we currently have. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue and against whom our own patents may provide little or no deterrence or protection. Parties making claims against us for infringement of their intellectual property rights may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our products and technologies. Further, defense of such claims in litigation, regardless of merit, could result in substantial legal fees and could adversely affect the scope of our patent protection, and would be a substantial diversion of employee, management and technical personnel resources from our business. The outcome of any litigation or other proceeding is inherently uncertain and might not be favorable to us. In the event of a successful claim of infringement against us, we could be required to redesign our infringing products or obtain a license from such third party to continue developing and commercializing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms, or at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could therefore incur substantial costs for licenses obtained from third parties, if such licenses were available at all, which could negatively affect our gross margins, or prevent us from commercializing our products and technologies. Further, we could encounter delays in product introductions, or interruptions in product sales, as we develop alternative methods or products to avoid infringing third-party rights. In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity, enforceability or scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and the diversion of our resources and could have a material adverse effect on our business, operating results or financial condition. Further, if the scope of protection provided by our patents or patent applications is threatened or reduced as a result of litigation, it could discourage third parties from entering into collaborations with us that are important to the commercialization of our products.

We cannot guarantee that we have identified all relevant third-party intellectual property rights that may be infringed by our technology, nor is there any assurance that patents will not issue in the future from currently pending applications that may be infringed by our technology or products or product candidates. We are aware of third parties that have issued patents and pending patent applications in the United States, Europe, Canada, and other jurisdictions in the field of magnetic resonance devices and methods for analyte detection, including the preparation and use of reagents. While we continue to evaluate third party patents in this area on an ongoing basis, we cannot guarantee that patents we currently are aware of will be found invalid or not infringed if we are accused of infringing them, or if our products are found to infringe, that we will be able to modify our products to cause them to be non-infringing on a timely or cost-effective basis, or at all. We currently monitor the intellectual property positions of some companies in this field that are potential competitors or are conducting research and development in areas that relate to our business, and will continue to do so as we progress the development and commercialization of our products or product candidates. While we continue to evaluate third party patents in this area on an ongoing basis, we cannot assure you that third parties do not have now or will not in the future have issued patents or other intellectual property rights that may be infringed by the practice of our technology or the commercialization of our products or product candidates.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or you perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition, certain of our agreements with suppliers, distributors, customers and other entities with whom we do business require us to defend or indemnify these parties to the extent they become involved in infringement claims relating to our technologies or products, or rights licensed to them by us. We could also voluntarily agree to defend or indemnify third parties in instances where we are not obligated to do so if we determine it would be important to our business relationships. If we are required or agree to defend or indemnify any of these third parties in connection with any infringement claims, we could incur significant costs and expenses that could adversely affect our business, operating results, or financial condition.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to pursuing patents on our technology, we also rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of our products and technologies and discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents, in order to maintain our competitive position. We take steps to protect our intellectual property, proprietary technologies and trade secrets, in part, by entering into confidentiality agreements with our employees, consultants, corporate partners, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants that obligate them to assign to us any inventions developed in the course of their work for us. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. Our agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. If any of the technology or information that we protect as trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. In addition, others may independently discover our trade secrets and proprietary information. For example, the FDA, as part of its Transparency Initiative, is currently considering whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future, if at all.

We may be subject to damages resulting from claims that we or our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Many of our employees were previously employed at universities or other medical device companies, including our competitors or potential competitors. Although we seek to protect our ownership of intellectual property rights by ensuring that our agreements with our employees, collaborators and other third parties with whom we do business include provisions requiring such parties to assign rights in inventions to us, we may also be subject to claims that former employees, collaborators or other third parties have an ownership interest in our patents or other intellectual property. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of our employees’ former employers, or we may be subject to ownership disputes in the future arising, for example, from conflicting obligations of consultants or others who are involved in developing our products and technologies. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could hamper our ability to commercialize certain potential products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees, collaborators or other third parties have an ownership interest in our patents or other intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of consultants or others who are involved in developing our products and technologies. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. PTO is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, were enacted March 16, 2013. However, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and applications will be due to be paid to the U.S. PTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and applications. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on our outside counsel to pay these fees due to non-U.S. patent agencies. The U.S. PTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules, however there are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest, and our business may be adversely affected.

We have not yet registered certain of our trademarks, including T2HemoStat, T2Bacteria and T2Lyme, in all of our potential markets, including in international markets. If we apply to register these trademarks, our applications may not be allowed for registration, and our registered trademarks may not be maintained or enforced. In addition, opposition or cancellation proceedings may be filed against our trademark applications and registrations, and our trademarks may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would. Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

We may not be able to protect our intellectual property rights throughout the world.

The laws of some non-U.S. countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to technologies relating to biotechnology, which could make it difficult for us to stop the infringement of our patents. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Also, because we have not pursued patents in all countries, there exist jurisdictions where we are not protected against third parties using our proprietary technologies. Further, compulsory licensing laws or limited enforceability of patents against government agencies or contractors in certain countries may limit our remedies or reduce the value of our patents in those countries.

We use third-party software that may be difficult to replace or cause errors or failures of our products that could lead to lost customers or harm to our reputation.

We use software licensed from third parties in our products. In the future, this software may not be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the production of our products until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated with our technologies and products, which could harm our business. In addition, any errors or defects in, or failures of, such third-party software could result in errors or defects in the operation of our products or cause our products to fail, which could harm our business and reputation and be costly to correct. Many of the licensors of the software we use in our products attempt to impose limitations on their liability for such errors, defects or failures. If enforceable, such limitations would require us to bear the liability for such errors, defects or failures, which could harm our reputation and increase our operating costs.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•                  others may be able to make diagnostic products and technologies that are similar to our products or product candidates but that are not covered by the claims of the patents that we own or have exclusively licensed;

•                  we or our licensors or future collaborators might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

•                  we or our licensors or future collaborators might not have been the first to file patent applications covering certain of our inventions;

•                  others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•                  it is possible that our pending patent applications will not lead to issued patents;

•                  issued patents that we own or have exclusively licensed may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•                  our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•                  we may not develop additional proprietary technologies that are patentable; and

•                  the patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

Risks Related to Our Common Stock

Our executive officers, directors and principal stockholders, if they choose to act together, have the ability to control all matters submitted to stockholders for approval.

Our executive officers, directors and stockholders who own more than 5% of our outstanding common stock and their respective affiliates, in the aggregate, hold shares representing the majority of our outstanding voting stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may:

•                  delay, defer or prevent a change in control;

•                  entrench our management and the board of directors; or

•                  impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire.

An active trading market for our common stock may not continue to develop or be sustained.

Since our initial listing on The NASDAQ Global Market in August 2014, the trading market in our common stock has been extremely limited. The listing of our common stock on The NASDAQ Global Market does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop or be sustained in the future.

Our executive officers, directors and 5% stockholders and their respective affiliates in the aggregate own a significant percentage of our outstanding shares of common stock, which may adversely affect the liquidity of the trading market for our common stock. If these stockholders continue to hold their shares of common stock, there will be limited trading volume in our common stock, which may make it more difficult for investors to sell their shares and may increase the volatility of our stock price. The absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock at current market prices in short time periods, or possibly at all. Additionally, market visibility for our common stock may be limited and such lack of visibility may have a depressive effect on the market price for our common stock.

The price of our common stock has been volatile and is likely to continue to be volatile, which could result in substantial losses for purchasers of our common stock.

Our stock price has been and is likely to continue be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the current market price. The market price for our common stock may be influenced by many factors, including:

•                  actual or anticipated fluctuations in our financial condition and operating results;

•                  actual or anticipated changes in our growth rate relative to our competitors;

•                  competition from existing products or new products that may emerge;

•                  development of new technologies that may address our markets and may make our technology less attractive;

•                  changes in physician, hospital or healthcare provider practices that may make our products or product candidates less useful;

•                  announcements by us, our partners or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•                  developments or disputes concerning patent applications, issued patents or other proprietary rights;

•                  the recruitment or departure of key personnel;

•                  failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•                  actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•                  variations in our financial results or those of companies that are perceived to be similar to us;

•                  changes to reimbursement levels by commercial third-party payors and government payors, including Medicare, and any announcements relating to reimbursement levels;

•                  general economic, industry and market conditions; and

•                  the other factors described in this “Risk Factors” section.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years following the IPO. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•                  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•                  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•                  reduced disclosure obligations regarding executive compensation; and

•                  exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this annual report. In particular, we may not include all of the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be reduced or more volatile. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The NASDAQ Global Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

We are evaluating these rules and regulations, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, we will be required to furnish a report by our management on our internal control over financial reporting. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. In the event any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our regulatory clearance timelines, clinical trial results or operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Provisions in our restated certificate of incorporation and amended and restated bylaws and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of our company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions include those establishing:

•                  a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•                  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•                  the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from filling vacancies on our board of directors;

•                  the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•                  the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;

•                  the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our amended and restated bylaws or repeal the provisions of our restated certificate of incorporation regarding the election and removal of directors;

•                  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•                  the requirement that a special meeting of stockholders may be called only by the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•                  advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Our ability to pay cash dividends is prohibited by the terms of our existing credit facility. Any future debt agreements may also preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.